Exhibit 15.3
Deloitte Letter Change of Auditors

February 28, 2019

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 16.F of Atlantica Yield plc Annual Report on Form 20-F dated February 28, 2019, and we agree with the statements made therein.

Yours truly,

/s/ Deloitte, S.L.
Madrid, Spain